UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 22, 2005, the Registrant received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Nasdaq Listing Qualifications Panel (the “Panel”) had extended the filing deadline for Nasdaq listing purposes of the Registrant’s Form 10-Q for its third fiscal quarter and first nine months ending October 29, 2004 to April 17, 2005. The Registrant is required to file the Form 10-Q on a timely basis pursuant to Nasdaq Marketplace Rule 4310(c)(14).

The Registrant had previously indicated to Nasdaq that the Registrant believed it also would require an extension period for Nasdaq listing purposes with respect to filing of the Registrant’s Form 10-K for its fiscal year ended January 28, 2005. In its March 22, 2005 letter, the Panel extended the Registrant’s filing deadline for Nasdaq listing purposes of its Form 10-K to on or before May 31, 2005.

In addition to the foregoing, the Panel has determined that the Registrant must timely file all periodic reports with the Securities and Exchange Commission (“SEC”) and Nasdaq for all reporting periods ending on or before May 31, 2006. If during this monitoring period the Registrant should fail to make any filing in a timely manner or otherwise fail to satisfy any other requirement for continued listing, the Panel indicated that it will promptly conduct a hearing with respect to such failure. The Panel indicated that it would thereafter render a determination with respect to the Registrant’s continued listing on Nasdaq, which could result in the delisting of the Registrant’s securities from Nasdaq.

The Registrant is actively working to develop a plan to return to compliance with its periodic reporting obligations to the SEC. Based upon available information the Registrant now currently anticipates, due principally to the previously disclosed material weaknesses in the Registrant’s internal control over financial reporting and related delays in the Registrant’s filings with the SEC and Nasdaq to date, that it will be necessary for the Registrant to seek additional extension periods from Nasdaq with respect to the filing of its Form 10-K for its fiscal year ended January 28, 2005 and with respect to the filing of its quarterly report on Form 10-Q for its first fiscal quarter ending on April 29, 2005. There can be no guarantee that the Panel would grant such additional extension requests. If the Registrant is unable to secure additional extensions for such reports, the Registrant’s stock would be delisted from Nasdaq.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: March 29, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary